UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2012

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2012, Northern Trust Corporation (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed therein (the “Underwriters”) with respect to the offering and sale of $500 million of 2.375% Notes due 2022 (the “Notes”). The Notes will be issued under an Indenture dated August 15, 2006, between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee. On August 2, 2012, the public offering and sale of the Notes was consummated.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Corporation for which they received or will receive customary fees and expenses. In addition, the Corporation’s broker-dealer subsidiary has referral agreements with certain of the Underwriters under which it may refer securities underwriting opportunities to those underwriters, for which it would receive a referral fee.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Corporation’s shelf registration statement on Form S-3 (File No. 333-175892). The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the agreement. Copies of the Underwriting Agreement and the Form of Note are incorporated herein by reference and are attached to this Report on Form 8-K as Exhibits 1.1 and 4.1, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes, the Indenture and the Underwriting Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

The agreements included as exhibits to this Current Report on Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Corporation acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated July 30, 2012, among Northern Trust Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed therein

Exhibit 4.1	Form of 2.375% Note due 2022

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: August 2, 2012	By:	/s/ William R. Dodds, Jr.

William R. Dodds, Jr. Executive Vice President and Treasurer

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated July 30, 2012, among Northern Trust Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed therein

4.1	Form of 2.375% Note due 2022

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)